Castle Biosciences Reports Second Quarter 2022 Results

Q2 2022 revenue increased 53% over Q2 2021 to $34.8 million
Delivered 11,034 total test reports in Q2 2022, an increase of 57% compared to Q2 2021
Skin cancer gene expression profile test report volume increased 44% compared to Q2 2021
Raising 2022 Revenue Guidance to $130–135 million from $118–123 million
Conference call and webcast today at 4:30 p.m. ET

FRIENDSWOOD, Texas- Aug. 8, 2022--Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced its financial results for the second quarter and six months ended June 30, 2022.
“In the second quarter, we saw strong execution across the Castle team, which produced another quarter of record test report volume,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “In our core dermatology business, we delivered a 44% increase in test report volume over the second quarter of 2021 and a 16% increase over the first quarter of 2022. We believe our continued momentum is directly linked to the clinical value our tests provide to clinicians and their patients, coupled with the focused investments we have made and continue to make in our business.
“We are excited about the Company’s ongoing collaboration with the National Cancer Institute (NCI) to link DecisionDx®-Melanoma testing data with data from the Surveillance, Epidemiology and End Results (SEER) program registries on cutaneous melanoma cases. Data from this real-world cohort showed that patients diagnosed with melanoma and tested with DecisionDx-Melanoma had improved survival—27% improvement in melanoma-specific survival—compared to untested patients. We expect to generate data from this collaboration, as we expand our matched data beyond the initial cohort.
“Turning to our newest franchises, gastroenterology and mental health, we are making great progress with our integration efforts, and the initial reception from clinicians for both tests is strong. We made these acquisitions to contribute meaningfully to our top-line growth in the mid-to long-term, and along with focused investments, we believe they will contribute to our anticipated operating cash-flow neutrality by 2025.
“Our progress is the direct result of our dedicated team of professionals at Castle, who are committed to improving health through the innovative tests we offer. Thanks to their efforts, we believe Castle will continue with the current momentum we have seen and continue creating value for stockholders.”
Second Quarter Ended June 30, 2022, Financial and Operational Highlights
•Revenues were $34.8 million, a 53% increase compared to $22.8 million during the same period in 2021. Included in revenue for the current year was $0.6 million related to tests delivered in prior periods. Revenue for the same quarter last year included $(0.2) million related to tests delivered in prior periods.
•Adjusted revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $34.3 million, a 49% increase compared to $22.9 million for the same period in 2021.
•Delivered 11,034 total test reports in the second quarter of 2022, an increase of 57% compared to 7,007 in the same period of 2021:
◦DecisionDx-Melanoma test reports delivered in the quarter were 7,125, compared to 5,128 in the second quarter of 2021, an increase of 39%.
◦DecisionDx®-SCC test reports delivered in the quarter were 1,344, compared to 784 in the second quarter of 2021, an increase of 71%.
◦MyPath® Melanoma and DiffDx®-Melanoma diagnostic gene expression profile (GEP) aggregate test reports delivered in the quarter were 955, compared to 627 in the second quarter of 2021, an increase of 52%.
◦DecisionDx®-UM test reports delivered in the quarter were 431, compared to 468 in the second quarter of 2021, a decrease of 8%.
◦TissueCypher® Barrett’s Esophagus test reports delivered in the quarter were 352.

◦IDgenetix test reports delivered in the quarter were 827 (April 26, 2022–June 30, 2022).
•Gross margin for the quarter ended June 30, 2022, was 72%, and adjusted gross margin was 78%.
•Operating cash flow was $(9.0) million, compared to $(6.4) million for the same period in 2021, and adjusted operating cash flow was $(9.0) million, compared to $(4.3) million for the same period in 2021.
•Net loss for the second quarter was $(1.6) million, compared to $(8.8) million for the same period in 2021.
•Adjusted EBITDA for the second quarter was $(10.9) million, compared to $(3.4) million for the same period in 2021.
Six Months Ended June 30, 2022, Financial and Operational Highlights
•Revenues were $61.7 million, a 35% increase compared to $45.6 million during the same period in 2021. Included in revenue for the for the period was $(0.3) million related to tests delivered in prior periods. Revenue for the same period last year included $5.1 million related to tests delivered in prior periods.
•Adjusted revenues were $62.0 million, a 53% increase, which exclude the effects of revenue adjustments related to tests delivered in prior periods, compared to $40.5 million for the same period in 2021.
•Total test reports delivered in the six months ended June 30, 2022, were 19,661, compared to 12,149 in the same period of 2021, an increase of 62%:
◦DecisionDx-Melanoma test reports delivered in the six months ended June 30, 2022, were 13,148, compared to 9,188 during the same period of 2021, an increase of 43%.
◦DecisionDx-SCC test reports delivered in the six months ended June 30, 2022, were 2,486, compared to 1,311 during the same period in 2021, an increase of 90%.
◦MyPath Melanoma and DiffDx-Melanoma aggregate diagnostic GEP test reports delivered in the six months ended June 30, 2022, were 1,905, compared to 845 during the same period in 2021, an increase of 125%.
◦DecisionDx-UM test reports delivered in the six months ended June 30, 2022, were 887, compared to 805 during the same period in 2021, an increase of 10%.
◦TissueCypher Barrett’s Esophagus test reports delivered in the six months ended June 30, 2022, were 408.
◦IDgenetix test reports delivered in the six months ended June 30, 2022, were 827 (April 26, 2022–June 30, 2022).
•Gross margin for the six months ended June 30, 2022, was 72%, and adjusted gross margin was 78%.
•Operating cash flow was $(30.4) million, compared to $(10.1) million for the same period in 2021.
•Adjusted operating cash flow was $(30.4) million, compared to $(9.8) million for the same period in 2021.
•Net loss for the six months ended June 30, 2022, was $(26.3) million, compared to $(13.1) million for the same period in 2021.
•Adjusted EBITDA for the six months ended June 30, 2022, was $(22.2) million, compared to $(2.5) million for the same period in 2021.

Cash and Cash Equivalents
As of June 30, 2022, the Company’s cash and cash equivalents totaled $273 million.

2022 Revenue Guidance
•Castle Biosciences is increasing its previously issued guidance for anticipated total revenue in 2022. The Company now anticipates generating $130–135 million in total revenue in 2022, compared to the previously provided guidance of $118–123 million.

Second Quarter and Recent Accomplishments and Highlights
Dermatology
•In April, the Company announced new real-world data from its ongoing collaboration with the National Cancer Institute (NCI). In a recent study, patients who received DecisionDx-Melanoma test results in addition to traditional clinicopathologic factors, as part of their clinical care, had improved survival compared to patients who were not tested (that is, their clinician could only rely upon available traditional clinicopathologic factors), with a 27% (hazard ratio (HR)=0.73, p=0.028) and 21% (HR=0.79, p=0.006) MSS (melanoma-specific survival) and OS (overall survival) survival benefit compared to matched patients who were not tested, respectively. The data was shared in a poster presentation at the 18th European Association of Dermato-Oncology (EADO) Congress. See the Company’s news release from April 21, 2022, for more information.
•In May, the Company announced new data showing that DecisionDx-SCC can independently risk-stratify patients with cutaneous squamous cell carcinoma (SCC) and one or more risk factors according to their biologic risk of metastasis, consistent with findings in previous development and validation studies. The poster was presented at the 2022 American College of Mohs Surgery (ACMS) Annual Meeting. Overall, the study data confirm what previous development and validation studies have substantiated: DecisionDx-SCC can accurately classify risk for metastasis in SCC patients with one or more risk factors and provides significant prognostic information independent from current risk prediction methods. Additionally, the study data further support the use of DecisionDx-SCC test results in combination with other risk-assessment and staging systems to guide more refined and risk-aligned patient care. See the Company's news release from May 19, 2022, for more information.
•In May, the Company announced that it had been selected as the winner of the "Best New Technology Solution - Dermatology" award in the sixth annual MedTech Breakthrough Awards program for its innovative DecisionDx-Melanoma gene expression profile (GEP) test. The mission of the MedTech Breakthrough Awards is to honor excellence and recognize the innovation, hard work and success in a range of health and medical technology categories. This year's program attracted more than 3,900 nominations from over 15 different countries throughout the world. See the Company's news release from May 27, 2022, for more information.
•In June, the Company announced a poster presentation on DecisionDx-Melanoma at the 2022 Fall Clinical Dermatology Conference for PAs & NPs. The poster, titled "Attitudes of Patients with Cutaneous Melanoma Towards Prognostic Testing Using Gene Expression Profiling," shares results from a survey of 120 melanoma patients regarding prognostic testing with DecisionDx-Melanoma. In the survey, a significant majority of patients desired testing with DecisionDx-Melanoma after receiving a melanoma diagnosis and appreciated the in-depth information provided by the results, regardless of whether they received low or high-risk scores. See the Company's news release from June 14, 2022, for more information.
•In June, the Company announced a new collaboration with the Oregon Health & Science University's (OHSU) War on Melanoma™. The War on Melanoma is a multi-faceted public health campaign with a focus on early detection and prevention of melanoma through various education, activism and research programs. The collaboration includes support of various aspects of the War on Melanoma program, including the Start Seeing Melanoma™ campaign and the Skin Crew. See the Company's news release from June 20, 2022, for more information.
Uveal Melanoma
•In May, the Company announced a partnership with Research to Prevent Blindness (RPB), the leading nonprofit organization supporting eye research directed at the prevention, treatment or eradication of all diseases that damage and destroy sight, to provide funding for the RPB/Castle Biosciences Medical Student Eye Research Fellowship in Ocular Cancer, which allows medical students to take a year off from medical school to devote time to the pursuit of a research project within an RPB-supported department of ophthalmology. See the Company's news release from May 20, 2022, for more information.
•In June, the Company announced findings from a study that evaluated uveal melanoma (UM) patients' attitudes toward prognostic testing and specifically with respect to DecisionDx-UM. Highlights from the study were shared in a poster presentation at the 20th congress of the International Society of Ocular Oncology (ISOO), recently held in Leiden, The Netherlands. Of the 177 survey participants, 90% reported wanting prognostic information at diagnosis. And of the patients who received prognostic testing with DecisionDx-UM, there was no significant difference in decision regret levels among those receiving a low- (Class 1A), intermediate- (Class 1B) or high-risk (Class 2) test result (Kruskal-Wallis rank sum test, X2=4.1, p=0.13). Patients tested with DecisionDx-UM reported gaining value from their test result, including increased knowledge and understanding of their disease, more personalized treatment options, information relevant to life planning, and relief from uncertainty about the future. See the Company's news release from June 23, 2022, for more information.
Gastroenterology

•In April, the Company announced an independent, peer-reviewed article published in Clinical Gastroenterology and Hepatology. The authors performed a pooled analysis, and the data demonstrated the ability of TissueCypher to significantly improve predictions of progression to esophageal cancer in patients with Barrett’s Esophagus (BE), compared to predictions based on traditional clinicopathologic variables alone, allowing for more informed disease management decisions. See the Company's news release from April 27, 2022, for more information.
•In May, the Company announced new study data demonstrating the ability of its TissueCypher Barrett's Esophagus test to independently predict malignant progression to high-grade dysplasia (HGD) and esophageal adenocarcinoma (EAC) in patients with non-dysplastic (ND), indefinite or low-grade dysplasia (LGD) (BE). Overall, the study demonstrated that TissueCypher can accurately predict progression to HGD or EAC in BE patients who are initially diagnosed with LGD, outperforming the majority of pathologist diagnoses evaluated in the study. Further, TissueCypher test results may provide an objective solution to observer variability, identifying more progressors early and helping to inform management decisions and standardize care plans for patients with BE. See the Company's news release from May 24, 2022, for more information.
•In August, the Company announced that the American Gastroenterological Association (AGA) recently published a best practice advice article stating that the TissueCypher Barrett’s Esophagus test may be beneficial for risk-stratification of patients with non-dysplastic BE. The best practice advice article from the AGA, titled “AGA Clinical Practice Update on New Technology and Innovation for Surveillance and Screening in Barrett’s Esophagus: Expert Review,” was recently published online in Clinical Gastroenterology and Hepatology and can be viewed here. See the Company's news release from Aug. 4, 2022, for more information.
Mental Health
•In May, the Company announced a collaboration with Camille Schrier, Miss America 2020, as part of Mental Health Awareness Month, to promote the potential of genetic testing and the IDgenetix test to help improve treatment for mental health conditions. See the Company’s news release from May 6, 2022, for more information.
Conference Call and Webcast Details
Castle Biosciences will hold a conference call on Monday, Aug. 8, 2022, at 4:30 p.m. Eastern time to discuss its second quarter 2022 results and provide a corporate update.

A live webcast of the conference call can be accessed here: https://events.q4inc.com/attendee/949303499 or via the webcast link on the Investor Relations page of the Company’s website, https://ir.castlebiosciences.com/overview/default.aspx. Please access the webcast at least 10 minutes before the conference call start time. An archive of the webcast will be available on the Company’s website until Aug. 31, 2022.

To access the live conference call via phone, please dial 844 200 6205 from the United States, or +1 929 526 1599 internationally, at least 10 minutes prior to the start of the call, using the conference ID 705869.

There will be a brief Question & Answer session following management commentary.

Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of Adjusted Revenue, Adjusted Gross Margin, Adjusted Operating Cash Flow and Adjusted EBITDA, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenue and Adjusted Gross Margin reflect adjustments to net revenues to exclude changes in variable consideration related to test reports delivered in previous periods. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted Operating Cash Flow excludes the effects of repayments to Medicare of COVID-19 government relief advancements to healthcare providers. Adjusted EBITDA excludes from net loss interest expense, depreciation and amortization expense, income tax (benefit) expense, stock compensation expense, acquisition-related transaction costs and change in fair value of contingent consideration.

We use Adjusted Revenue, Adjusted Gross Margin, Adjusted Operating Cash Flow and Adjusted EBTIDA internally because we believe these metrics provide useful supplemental information in assessing our revenue and cash flow performance reported in accordance with GAAP, respectively. We believe Adjusted Revenue and

Adjusted Gross Margin are also useful to investors because they provide additional information on current-period performance by removing the effects of revenue adjustments related to tests delivered in previous periods and, with respect to Adjusted Gross Margin, acquisition-related intangible asset amortization, which we believe may facilitate revenue and gross margin comparisons to historical periods. We believe Adjusted Operating Cash Flow is also useful to investors as a supplement to GAAP measures in the assessment of our cash flow performance by removing the effects of COVID-19 government relief payments, which we believe are not indicative of our ongoing operations. We believe Adjusted EBITDA may enhance an evaluation of our operating performance based on recent revenue generation and product/overhead cost control because it excludes the impact of prior decisions made about capital investment, financing and other expenses. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

These non-GAAP financial measures are not meant to be considered in isolation or used as substitutes for net revenues, gross margin, net cash (used in) provided by operating activities or net loss reported in accordance with GAAP; should be considered in conjunction with our financial information presented in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this release.

1Centers for Medicare & Medicaid Services: https://www.cms.gov/Medicare/Medicare-Fee-for-Service-Payment/ClinicalLabFeeSched/Downloads/Guidance-for-Laboratories-on-ADLTs.pdf

About Castle Biosciences

Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. The Company aims to transform disease management by keeping people first: patients, clinicians, employees and investors.

Castle’s current portfolio consists of tests for skin cancers, uveal melanoma, Barrett’s esophagus and mental health conditions. Additionally, the Company has active research and development programs for tests in other diseases with high clinical need, including its test in development to predict systemic therapy response in patients with moderate-to-severe psoriasis, atopic dermatitis and related conditions. To learn more, please visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, Twitter and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, DecisionDx-SCC, MyPath Melanoma, DecisionDx DiffDx-Melanoma, DecisionDx-UM, DecisionDx-PRAME, DecisionDx-UMSeq, TissueCypher and IDgenetix are trademarks of Castle Biosciences, Inc.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning: the value that our tests have to answer clinical questions; our expectation that we will continue to generate data from our collaboration with the NCI as we expand our matched data beyond the initial cohort; our belief in the progress of our ongoing integration efforts of our newly acquired gastroenterology and mental health franchises and the belief that these franchises will contribute meaningfully to our top-line growth in the mid-to long-term, and along with focused investments, contribute to our anticipated operating cash-flow neutrality by 2025; our belief that we will continue with current momentum and continue creating value for stockholders; our expectation that we will generate $130-135 million in total revenue in 2022; the ability of DecisionDx-SCC to independently and accurately risk-stratify patients with cutaneous squamous cell carcinoma and one or more risk factors according to their biologic risk of metastasis and provide significant prognostic information independent from current risk prediction methods; and the ability of TissueCypher to accurately predict progression to HGD or EAC in BE patients who are initially diagnosed with LGD and provide an objective solution to observer variability, identifying more progressors early and helping to inform management decisions and standardize care plans for patients with BE. The words “anticipates,” “believes,” “can,” “may,” “potential,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: the effects of the COVID-19 pandemic on our business and our efforts to address its impact on our business; subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the diagnostic and prognostic tests discussed in this press release; actual application of our tests may not provide the aforementioned benefits to patients; and the risks set forth under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2022, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

The COVID-19 situation continues to evolve and brings along with it a high level of uncertainty surrounding potential future impacts. Therefore, trends in revenues and test report volumes are not necessarily indicative of the Company’s results of operations that can be expected for future interim periods or for the year ending December 31, 2022.

Investor and Media Contact:
Camilla Zuckero
VP, Investor Relations & Corporate Affairs
czuckero@castlebiosciences.com

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
NET REVENUES	$34,838	$22,758	$61,690	$45,571
OPERATING EXPENSES AND OTHER OPERATING INCOME
Cost of sales (exclusive of amortization of acquired intangible assets)	7,686	3,697	13,630	6,725
Research and development	11,926	6,793	22,687	12,701
Selling, general and administrative	37,498	20,822	67,951	38,983
Amortization of acquired intangible assets	2,097	256	3,745	256
Change in fair value of contingent consideration	(20,398)	—	(17,836)	—
Total operating expenses, net	38,809	31,568	90,177	58,665
Operating loss	(3,971)	(8,810)	(28,487)	(13,094)
Interest income	370	24	400	28
Interest expense	(4)	—	(7)	—
Loss before income taxes	(3,605)	(8,786)	(28,094)	(13,066)
Income tax (benefit) expense	(1,957)	5	(1,823)	5
Net loss and comprehensive loss	$(1,648)	$(8,791)	$(26,271)	$(13,071)

Loss per share, basic and diluted	$(0.06)	$(0.35)	$(1.02)	$(0.52)

Weighted-average shares outstanding, basic and diluted	26,064	25,091	25,746	25,002

Stock-Based Compensation Expense
Stock-based compensation expense is included in the condensed consolidated statements of operations and comprehensive loss as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of sales (exclusive of amortization of acquired intangible assets)	$897	$415	$1,750	$925
Research and development	1,831	1,073	3,659	2,131
Selling, general and administrative	6,055	3,278	11,793	6,623
Total stock-based compensation expense	$8,783	$4,766	$17,202	$9,679

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2022	December 31, 2021
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$273,166	$329,633
Accounts receivable, net	22,606	17,282
Inventory	3,365	2,021
Prepaid expenses and other current assets	5,775	4,807
Total current assets	304,912	353,743
Long-term accounts receivable, net	1,367	1,308
Property and equipment, net	11,203	9,501
Operating lease assets	7,004	7,383
Goodwill and other intangible assets, net	132,671	88,922
Other assets – long-term	1,223	1,715
Total assets	$458,380	$462,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$3,281	$2,546
Accrued compensation	14,850	15,483
Operating lease liabilities	1,211	1,179
Other accrued and current liabilities	8,177	5,678
Total current liabilities	27,519	24,886
Noncurrent portion of contingent consideration	1,949	18,287
Noncurrent operating lease liabilities	6,480	6,900
Deferred tax liability	614	635
Other liabilities	158	124
Total liabilities	36,720	50,832
Stockholders’ Equity
Common stock	26	25
Additional paid-in capital	541,672	505,482
Accumulated deficit	(120,038)	(93,767)
Total stockholders’ equity	421,660	411,740
Total liabilities and stockholders’ equity	$458,380	$462,572

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2022	2021
OPERATING ACTIVITIES
Net loss	$(26,271)	$(13,071)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,779	867
Stock-based compensation expense	17,202	9,679
Change in fair value of contingent consideration	(17,836)	—
Deferred income taxes	(1,839)	—
Other	39	69
Change in operating assets and liabilities:
Accounts receivable	(5,628)	(5,275)
Prepaid expenses and other current assets	(707)	1,347
Inventory	(1,066)	223
Operating lease assets	437	462
Other assets	504	(95)
Accounts payable	302	(683)
Operating lease liabilities	(445)	(590)
Accrued compensation	(1,013)	(523)
Medicare advance payment	—	(2,173)
Other accrued liabilities	1,111	(306)
Net cash used in operating activities	(30,431)	(10,069)

INVESTING ACTIVITIES
Purchases of property and equipment	(1,807)	(1,663)
Asset acquisition	547	(33,184)
Acquisition of business, net of cash and cash equivalents acquired	(26,661)	—
Proceeds from sale of property and equipment	8	2
Net cash used in investing activities	(27,913)	(34,845)

FINANCING ACTIVITIES
Payment of common stock offering costs	—	(336)
Proceeds from exercise of common stock options	509	2,345
Payment of employees’ taxes on vested restricted stock units	(88)	—
Proceeds from contributions to the employee stock purchase plan	1,511	1,392
Repayment of principal portion of finance lease liabilities	(55)	—
Net cash provided by financing activities	1,877	3,401

NET CHANGE IN CASH AND CASH EQUIVALENTS	(56,467)	(41,513)
Beginning of period	329,633	409,852
End of period	$273,166	$368,339

CASTLE BIOSCIENCES, INC.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted revenue and adjusted gross margin, which are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
(in thousands)
Adjusted revenue
Net revenues (GAAP)	$34,838	$22,758	$61,690	$45,571
Revenue associated with test reports delivered in prior periods	(578)	166	300	(5,092)
Adjusted revenue (Non-GAAP)	$34,260	$22,924	$61,990	$40,479

Adjusted gross margin
Gross margin (GAAP)[1]	$25,055	$18,805	$44,315	$38,590
Amortization of acquired intangible assets	2,097	256	3,745	256
Revenue associated with test reports delivered in prior periods	(578)	166	300	(5,092)
Adjusted gross margin (Non-GAAP)	$26,574	$19,227	$48,360	$33,754

Gross margin percentage (GAAP)[2]	71.9%	82.6%	71.8%	84.7%
Adjusted gross margin percentage (Non-GAAP)[3]	77.6%	83.9%	78.0%	83.4%
________________________
1.Calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible assets) and amortization of acquired intangible assets.
2.Calculated as gross margin (GAAP) divided by net revenues (GAAP).
3.Calculated as adjusted gross margin (Non-GAAP) divided by adjusted revenue (Non-GAAP).

The table below presents the reconciliation of adjusted operating cash flow, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
(in thousands)
Adjusted operating cash flow
Net cash used in operating activities (GAAP)	$(9,001)	$(6,438)	$(30,431)	$(10,069)
Medicare advance payment[1]	—	2,173	—	2,173
HHS provider relief funds[2]	—	—	—	(1,882)
Adjusted operating cash flow (Non-GAAP)	$(9,001)	$(4,265)	$(30,431)	$(9,778)
________________________
1.We received an advance payment of $8.3 million from the Centers for Medicare & Medicaid Service (CMS), for which recoupment has commenced in April 2021. We recorded the receipt of the payment as a liability on our balance sheet and, in accordance with GAAP, it was included in net cash provided by operating activities in the period received. We have excluded receipt of the advance payment from adjusted operating cash flow, but as claims were submitted for reimbursement and applied against this balance, we included the advance payment in adjusted operating cash flow to the extent that Medicare claims submitted for reimbursement were applied to the balance.
2.We received a one-time payment of $1.9 million in relief funds automatically allocated to Medicare providers under the Coronavirus Aid, Relief and Economic Security Act (CARES Act) from the U.S. Department of Health and Human Services (HHS).

The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
(in thousands)
Adjusted EBITDA
Net loss	$(1,648)	$(8,791)	$(26,271)	$(13,071)
Interest expense	4	—	7	—
Depreciation and amortization expense	2,628	634	4,779	867
Income tax (benefit) expense	(1,957)	5	(1,823)	5
Stock-based compensation expense	8,783	4,766	17,202	9,679
Change in fair value of contingent consideration	(20,398)	—	(17,836)	—
Acquisition related transaction costs	1,711	—	1,711	—
Adjusted EBITDA (Non-GAAP)	$(10,877)	$(3,386)	$(22,231)	$(2,520)